UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 24, 2010

iGo, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Effective March 24, 2010, Frederic “Rick” Welts was appointed to the Board of Directors of iGo, Inc. (“iGo”). Mr. Welts, who was appointed to fill a vacancy on iGo’s Board and who will serve as a Class I director, is an independent director. Mr. Welts will be a member of iGo’s Audit Committee and the Compensation & Human Resources Committee, and will also serve as Chairman of iGo’s Corporate Governance & Nominating Committee.
          Mr. Welts, 57, currently serves as President and Chief Executive Officer of the Phoenix Suns of the National Basketball Association. Mr. Welts joined the Phoenix Suns in 2002 as President and Chief Operating Officer and was appointed Chief Executive Officer in April 2009. Mr. Welts previously served successful stints in professional basketball with the NBA league office and the Seattle Supersonics. His association with the NBA league office spanned from 1982-1999 until he departed as the league’s Executive Vice President, Chief Marketing Officer and President of NBA Properties. Mr. Welts helped guide the revitalization of the NBA and its image through strong marketing initiated by the NBA and he is credited with the creation of the NBA All-Star Weekend concept in 1984, now a league highlight and a standard in both the National Hockey League and Major League Baseball. Mr. Welts left the NBA in 1999 to become President of Fox Sports Enterprises, a new entity that managed Fox interests in facilities and sports teams including the Los Angeles Dodgers, Dodger Stadium, STAPLES Center, the Los Angeles Kings, Madison Square Garden, the New York Knicks and the New York Rangers.
          Upon the appointment of Mr. Welts, iGo has regained compliance with NASDAQ Listing Rule 5605, which requires listed companies to maintain an audit committee comprised of at least three members, all of whom must be independent. iGo is now fully compliant with all NASDAQ listing requirements.
          As a result of Mr. Welts’ appointment, he is entitled to receive 4,250 restricted stock units pursuant to iGo’s 2004 Non-Employee Director Long-Term Incentive Plan (the “2004 Director Plan”), which will vest in full on June 18, 2010 or earlier, in full, upon a change of control event or, on a pro rata basis, upon Mr. Welts’ earlier death, disability, or retirement. As a non-employee director, Mr. Welts is also entitled to receive a cash retainer of $2,500 per month, a cash meeting fee of $3,500 for each annual meeting of stockholders, a cash meeting fee of $2,500 for each board meeting attended in person, and a cash meeting fee of $600 for each committee meeting and telephonic board meeting. Except as described above, there is no arrangement or understanding between Mr. Welts and any other person pursuant to which Mr. Welts was appointed as a member of iGo’s Board.
          On March 29, 2010, iGo issued a press release announcing the appointment of Mr. Welts as a new director. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release issued March 29, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iGO, INC.
Dated: March 29, 2010	By:	/s/ Darryl S. Baker
	Name:	Darryl S. Baker
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release issued March 29, 2010